UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 7, 2008
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Richmond Square, Suite 200, Providence, Rhode Island 02906
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:      (401) 454-2880
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e)	On February 7, 2008, the Compensation Committee of our Board of Directors (the “Compensation Committee”) determined the amount of the cash bonuses for 2007 to be paid to our current named executive officers other than our current Chief Executive Officer and established the 2008 base salaries for these officers. The bonuses for 2007 were determined based upon the achievement of certain strategic objectives, including performance targets, as well as other subjective factors. The following table sets forth the 2007 salaries and cash bonuses paid to the following named executive officers as well as their approved base salaries for 2008:

Name	Principal Position	2007 Salary	2007 Bonus	2008 Salary
Scott M. Blumenthal	Executive Vice President Television	$375,000	$125,500	$386,250
Bart W. Catalane	Senior Vice President Chief Financial Officer	$250,000	$112,875	$257,500
Denise M. Parent	Vice President General Counsel and Secretary	$275,000	$137,625	$283,250
Gregory M. Schmidt	Executive Vice President Digital Media	$400,000	$207,813	$412,000

We intend to file a Current Report on Form 8-K to disclose the 2007 cash bonus and the 2008 salary for Vincent L. Sadusky, our President and Chief Executive Officer, once such amounts are determined and approved by our Compensation Committee. Mr. Sadusky’s bonus is calculated based upon our annual, audited financial results which will be available at a later date in the first quarter of 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.
Date: February 11, 2008	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller